                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this registration statement on Form S-8 of PRI Automation, Inc. ("PRI") to register 16,148 shares of Common Stock of our report dated February 27, 1998 with respect to the financial statements of Promis Systems Corporation Ltd. as at December 31, 1997 and for the year ended December 31, 1997, which report is included as an exhibit to PRI's Annual Report on Form 10-K for the year ended September 30, 1999.



                                                     (signed) Ernst & Young LLP
                                                     Chartered Accountants



Toronto, Canada
November 13, 2000



                                      -23-